Certified Public Accountants    South Shore Executive Park   Voice 781. 380.3520
Business Consultants            Ten Forbes West              Fax   781. 380.7836
                                Braintree, MA           EMail info@kpmonline.com
                                 02184-2696
                                                Kevin P. Martin, CPA
                                                Kevin P. Martin, Jr., CPA, MST
                                                Kenneth J. Davin, CPA
                                                Garrett H. Dalton, III, CPA, MBA
  |   |                                         Lisa A. Martin, CPA, MST
K | P | M   Kevin P. Martin & Associates, P.C.
  |   |



              CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated January 17, 1997 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1996. We also consent to our firm under the caption of "Experts".


                                         /s/ KEVIN P. MARTIN & ASSOCIATES, P.C.
                                         --------------------------------------
                                         KEVIN P. MARTIN & ASSOCIATES, P.C.


December 15, 1997
Braintree, MA 02184